SCHEDULE 14A

                   INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. )

Filed by the Registrant                       [X]
Filed by a Party other than the Registrant    [ ]

Check the appropriate box:
      [ ] Preliminary Proxy Statement
      [ ] Confidential, for Use of the Commission Only (as permitted by
          Rule 14a-6(e)(2))
      [X] Definitive Proxy Statement
      [ ] Definitive Additional Materials
      [ ] Soliciting Material Under Rule14a-12

                    WESTBOROUGH FINANCIAL SERVICES, Inc.
              (Name of Registrant as Specified In Its Charter)


  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
      [X] No fee required.
      [ ] Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:
      (2)   Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined.):
      (4)   Proposed maximum aggregate value of transaction:
      (5)   Total fee paid:

      [ ] Fee paid previously with preliminary materials.

      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:
      (2)   Form, Schedule or Registration Statement No.:
      (3)   Filing Party:
      (4)   Date Filed:

[Westborough Financial Services, Inc. LETTERHEAD]

                                       December 27, 2004

Dear Shareholder:

      You are cordially invited to attend the 2005 Annual Meeting of Shareholders of Westborough Financial Services, Inc., the holding company for The Westborough Bank, which will be held on January 27, 2005 at 3:00 p.m., local time, at the Wyndham Westborough Hotel located at 5400 Computer Drive, Westborough, Massachusetts 01581 (the "Annual Meeting").

      The attached Notice of Annual Meeting and proxy statement describe the formal business that we will transact at the Annual Meeting. In addition to the formal items of business, management will report on the operations and activities of Westborough Financial Services and Westborough Bank and you will have an opportunity to ask questions. Directors and officers of the Westborough Financial Services as well as a representative from our independent auditors, Wolf & Company, P.C., will be present to respond to any questions shareholders may have.

      The Board of Directors of Westborough Financial Services has determined that an affirmative vote on each matter to be considered at the Annual Meeting is in the best interests of Westborough Financial Services and its shareholders and unanimously recommends a vote "FOR" each of these matters.

      Please complete, sign and return the enclosed proxy card promptly, whether or not you plan to attend the Annual Meeting. Your vote is important regardless of the number of shares you own. Voting by proxy will not prevent you from voting in person at the Annual Meeting but will assure that your vote is counted if you cannot attend.

      On behalf of the Board of Directors and the employees of Westborough Financial Services and Westborough Bank, we thank you for your continued support and look forward to seeing you at the Annual Meeting.

                                       Sincerely yours,

                                       /s/ Joseph F. MacDonough

                                       Joseph F. MacDonough
                                       President and Chief Executive Officer

                 [LOGO] Westborough Financial Services, Inc.


                  Notice of Annual Meeting of Shareholders

                  Date:   Thursday, January 27, 2005

                  Time:   3:00 p.m., local time

                  Place:  Wyndham Westborough Hotel
                          5400 Computer Drive
                          Westborough, Massachusetts 01581

      At our 2005 Annual Meeting, we will ask you to:

      1. Elect five directors to serve for a three-year term to expire at the 2008 Annual Meeting and one director to serve for a two-year term to expire at the 2007 Annual Meeting. The following six directors are the Board of Directors' nominees:

            *  Edward S. Bilzerian         *  Charlotte C. Spinney
            *  Jeffrey B. Leland (2007)    *  Phyllis A. Stone
            *  Paul F. McGrath             *  James E. Tashjian

      2. Transact any other business as may properly come before the Annual Meeting.

      You may vote at the Annual Meeting if you were a shareholder of Westborough Financial Services at the close of business on December 17, 2004, the record date.

                                       By Order of the Board of Directors,

                                       /s/ John L. Casagrande

                                       John L. Casagrande
                                       Clerk


Westborough, Massachusetts
December 27, 2004

===========================================================================
You are cordially invited to attend the Annual Meeting. It is important that your shares be represented regardless of the number of shares you own. The Board of Directors urges you to sign, date and mark the enclosed proxy card promptly and return it in the enclosed envelope. Returning the proxy card will not prevent you from voting in person if you attend the Annual Meeting.
===========================================================================

                             GENERAL INFORMATION

GENERAL

      Westborough Financial Services, Inc. is a Massachusetts-chartered stock holding company, which owns all the capital stock of The Westborough Bank. As used in this proxy statement, "we," "us" and "our" refer to Westborough Financial Services and/or its subsidiaries, depending on the context. The term "Annual Meeting," as used in this proxy statement, includes any adjournment or postponement of such meeting.

      We have sent you this proxy statement and enclosed proxy card because the Board of Directors is soliciting your proxy to vote at the Annual Meeting. This proxy statement summarizes the information you will need to know to cast an informed vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. You may simply complete, sign and return the enclosed proxy card and your votes will be cast for you at the Annual Meeting. This process is described below in the section entitled "Voting Rights."

      We began mailing this proxy statement, the Notice of Annual Meeting and the enclosed proxy card on or about December 27, 2004 to all shareholders entitled to vote. If you owned common stock of Westborough Financial Services at the close of business on December 17, 2004, the record date, you are entitled to vote at the Annual Meeting. On the record date, there were 1,591,174 shares of common stock outstanding.

QUORUM

      A quorum of shareholders is necessary to hold a valid meeting. If the holders of at least a majority of the total number of the outstanding shares of common stock entitled to vote are represented in person or by proxy at the Annual Meeting, a quorum will exist. We will include proxies marked as abstentions and broker non-votes to determine the number of shares present at the Annual Meeting.

VOTING RIGHTS

      You are entitled to one vote at the Annual Meeting for each share of the common stock of Westborough Financial Services that you owned as of record at the close of business on December 17, 2004. The number of shares you own (and may vote) is listed at the top of the back of the proxy card.

      You may vote your shares at the Annual Meeting in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot, which we will provide to you at the Annual Meeting. To vote by proxy, you must complete, sign and return the enclosed proxy card. If you properly complete your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares FOR each of the proposals identified in the Notice of the Annual Meeting.

      If any other matter is presented, your proxy will vote the shares represented by all properly executed proxies on such matters as a majority of the Board of Directors determines. As of the date of this proxy statement, we know of no other matters that may be presented at the Annual Meeting, other than those listed in the Notice of the Annual Meeting.

VOTE BY WESTBOROUGH BANCORP, MHC

      Westborough Bancorp, MHC is the holding company of Westborough Financial Services and was formed pursuant to the reorganization of Westborough Bank to a mutual holding company structure on February 15, 2000. As indicated under "Security Ownership of Certain Beneficial Owners and Management," Westborough Bancorp, MHC owns 64.6% or 1,027,893 shares, of the outstanding common stock of Westborough Financial Services.

      All shares of common stock owned by Westborough Bancorp, MHC will be voted in accordance with the instructions of the Board of Trustees of Westborough Bancorp, MHC. Westborough Bancorp, MHC is expected to vote such shares "FOR" Proposal 1.

VOTE REQUIRED

Proposal 1: Election of Directors    The nominees for director who receive
                                     the most votes will be elected. So, if
                                     you do not vote for a nominee, or you
                                     indicate "withhold authority" for any
                                     nominee on your proxy card, your vote
                                     will not count "for" or "against" the
                                     nominee. You may not vote your shares
                                     cumulatively for the election of
                                     directors.

EFFECT OF BROKER NON-VOTES

      If your broker holds shares that you own in "street name," the broker may vote your shares on the proposals listed above even if the broker does not receive instructions from you. If your broker does not vote on a proposal, this will constitute a "broker non-vote." A broker non-vote would have no effect on the outcome of Proposal 1 because only a plurality of votes cast is required to elect a director.

CONFIDENTIAL VOTING POLICY

      Westborough Financial Services maintains a policy of keeping shareholder votes confidential. We only let our Inspector of Election examine the voting materials. We will not disclose your vote to management unless it is necessary to meet legal requirements. We will, however, forward any written comments that you may have to management.

REVOKING YOUR PROXY

      You may revoke your proxy at any time before it is exercised by:

      *     filing with the Clerk a letter revoking the proxy;
      *     submitting another signed proxy with a later date; or
      * attending the Annual Meeting and voting in person, provided you file a written revocation with the Secretary of the Annual Meeting prior to the voting of such proxy.

      If your shares are not registered in your own name, you will need appropriate documentation from your shareholder of record to vote personally at the Annual Meeting. Examples of such documentation include a broker's statement, letter or other document that will confirm your ownership of shares of Westborough Financial Services.

SOLICITATION OF PROXIES

      Westborough Financial Services will pay the costs of soliciting proxies from its shareholders. Directors, officers or employees of Westborough Financial Services and Westborough Bank may solicit proxies by:

      *     mail;
      *     telephone; or
      *     other forms of communication.

      We will also reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

OBTAINING AN ANNUAL REPORT ON FORM 10-KSB

      If you would like a copy of our Annual Report on Form 10-KSB and audited financials for the year ended September 30, 2004, which will be filed with the Securities and Exchange Commission ("SEC"), we will send you one (without exhibits) free of charge. Please write to:

      John L. Casagrande, Clerk
      Westborough Financial Services, Inc.
      100 East Main Street
      Westborough, Massachusetts 01581

       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL SHAREHOLDERS OF WESTBOROUGH FINANCIAL SERVICES

      The following table contains common stock ownership information for persons known to Westborough Financial Services to "beneficially own" 5% or more of Westborough Financial Services' common stock as of December 6, 2004. In general, beneficial ownership includes those shares that a person has the power to vote, sell or otherwise dispose. Beneficial ownership also includes the number of shares that an individual has the right to acquire within 60 days (such as stock options) after December 6, 2004. Two or more persons may be considered the beneficial owner of the same shares. We obtained the information provided in the following table from filings with the SEC and with Westborough Financial Services. In this proxy statement, "voting power" is the power to vote or direct the voting of shares, and "investment power" includes the power to dispose or direct the disposition of shares.


                          Name and Address of           Amount and Nature of
 Title of Class            Beneficial Owner            Beneficial Ownership(1)    Percent
---------------    --------------------------------    -----------------------    -------

Common Stock           Westborough Bancorp, MHC               1,027,893            64.6%
$0.01 par value          100 East Main Street
                   Westborough, Massachusetts 01581

--------------------
<F1>  As reported by Westborough Bancorp, MHC in a Schedule 13D dated
      February 15, 2000, which reported sole voting and dispositive power with respect to 1,027,893 shares.

SECURITY OWNERSHIP OF MANAGEMENT

      The following table shows the number of shares of Westborough Financial Services' common stock, par value $0.01 per share, beneficially owned by each director, and all directors and executive officers of Westborough Financial Services as a group, as of December 6, 2004. The percent of common stock outstanding was based on a total of 1,591,174 shares of Westborough Financial Services' common stock outstanding as of December 6, 2004, plus shares of common stock that such person or group has the right to acquire within 60 days after December 6, 2004 by the exercise of stock options. Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of common stock listed next to their name.


                                       Position with              Amount and
                                   Westborough Financial            Nature        Percent of
                                  Services and Westborough      of Beneficial    Common Stock
     Name                                   Bank                 Ownership(1)     Outstanding
-------------------------      -----------------------------    -------------    ------------

James N. Ball                  Director                              700(2)           *
Nelson P. Ball                 Director                            1,250(3)           *
Edward S. Bilzerian            Director                            4,250(4)           *
Nancy M. Carlson               Director                              200              *
David E. Carlstrom             Director                            3,750(5)           *
John L. Casagrande             Senior Vice President,              5,107(6)           *
                               Treasurer, Clerk and Director
Benjamin H. Colonero, Jr.      Director                               40              *
William W. Cotting, Jr.        Director                            2,250(7)           *
Robert A. Klugman              Director                            4,650(8)           *
Jeffrey B. Leland              Nominee to Board of Directors         600              *
Roger B. Leland                Director                            7,950(9)           *





                                       Position with              Amount and
                                   Westborough Financial            Nature        Percent of
                                  Services and Westborough      of Beneficial    Common Stock
     Name                                   Bank                 Ownership(1)     Outstanding
-------------------------      -----------------------------    -------------    ------------

Joseph F. MacDonough           President, Chief Executive         20,810(10)         1.3%
                               Officer and Director
Paul F. McGrath                Director                            5,650(11)          *
Charlotte C. Spinney           Director                            2,840(12)          *
Phyllis A. Stone               Director                            2,900(13)          *
James E. Tashjian              Director                            4,250(14)          *
All directors and executive
 officers as a group
 (19 persons)(15)                                                111,168             6.89%

--------------------
* Less than one percent of the total outstanding shares of common stock.
<F1>  Includes stock options that may be acquired by executive officers and directors of Westborough Financial Services under the Westborough Financial Services Inc. 2001 Stock Option Plan within 60 days after December 6, 2004.
      These amounts also include unvested restricted stock awards of 1,620 shares in the aggregate held by outside directors under the Westborough Financial Services, Inc. 2001 Recognition and Retention Plan. Under the plan, Messrs. Casagrande and MacDonough hold unvested restricted stock awards of 800 and 1,520 shares of common stock, respectively. Each holder of an unvested restricted stock award has sole voting power but no investment power, except in limited circumstances, over the common stock covered by the award. The restricted stock awards will vest at the rate of 20% per year on each April 30th following the date of grant, the first installment of which vested on April 30, 2002.
<F2>  Includes 700 shares held jointly with his spouse.
<F3>  Includes options to purchase 800 shares vested and exercisable within
      60 days of December 6, 2004. Excludes 3,500 shares held by his spouse for which Mr. Ball disclaims beneficial ownership.
<F4>  Includes options to purchase 800 shares vested and exercisable within
      60 days of December 6, 2004.
<F5>  Includes options to purchase 400 shares vested and exercisable within
      60 days of December 6, 2004.
<F6>  Includes 1,781 shares held in Westborough Bank's 401(k) plan and options to purchase 1,800 shares vested and exercisable within 60 days of December 6, 2004.
<F7>  Includes options to purchase 600 shares vested and exercisable within
      60 days of December 6, 2004.
<F8>  Includes 3,400 shares held in Mr. Klugman's individual retirement account and options to purchase 800 shares vested and exercisable within 60 days of December 6, 2004.
<F9>  Includes 2,000 shares held in his spouse's individual retirement account and options to purchase 1,000 shares vested and exercisable within 60 days of December 6, 2004.
<F10> Includes: 1,741 shares held in Mr. MacDonough's individual retirement account; 1,314 shares held in his spouse's individual retirement account; 1,679 shares held in Westborough Bank's 401(k) plan; 3,500 shares held jointly with his spouse; and options to purchase 7,680 shares vested and exercisable within 60 days of December 6, 2004.
<F11> Includes 5,000 shares held in Mr. McGrath's individual retirement account and options to purchase 200 shares vested and exercisable within 60 days of December 6, 2004.
<F12> Includes: 1,500 shares held in Ms. Spinney's individual retirement account; 90 shares held as custodian for a minor child under the Uniform Transfer to Minors Act ("UTMA"); and options to purchase 800 shares vested and exercisable within 60 days of December 6, 2004.
<F13> Includes: 75 shares held by Ms. Stone as custodian under the UTMA;
      1,500 shares held jointly with her spouse and options to purchase 800 shares vested and exercisable within 60 days of December 6, 2004.
<F14> Includes 3,000 shares held jointly with his spouse and options to purchase 800 shares vested and exercisable within 60 days of December 6, 2004.

                                        (Footnotes continued on next page.)




<F15> The Westborough Financial Services, Inc. Employee Stock Ownership
      Plan ("ESOP") is administered by the ESOP committee of Westborough Financial Services (the "ESOP Committee"). The ESOP's assets are held in a trust (the "ESOP Trust"), for which First Bankers Trust serves as trustee (the "ESOP Trustee"). The ESOP Trust purchased these shares with funds borrowed from Westborough Financial Services, initially placed these shares in a suspense account for future allocation to be allocated to employees participating in the ESOP over a period of years as its acquisition debt is retired. The ESOP Trustee is the beneficial owner of the shares held in the ESOP Trust. The terms of the ESOP Trust Agreement provide that, subject to the ESOP Trustee's fiduciary responsibilities under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the ESOP Trustee will vote, tender or exchange shares of common stock held in the ESOP Trust in accordance with instructions received from the participants. As of December 6, 2004, 11,788 shares held by the ESOP Trust have been released for allocation. The ESOP Trustee will vote allocated shares as to which no instructions are received and any shares that have not been allocated to participants' accounts in the same proportion as allocated shares with respect to which the ESOP trustee receives instructions are voted. The ESOP Trustee will tender or exchange any shares in the suspense account or that otherwise have not been allocated to participants' accounts in the same proportion as allocated shares with respect to which the ESOP Trustee receives instructions are tendered or exchanged, but otherwise has no disposition power.
            This amount also includes shares held in trust pursuant to the ESOP that have been allocated to individual accounts as follows: 726 shares to Mr. Casagrande and 1,096 shares to Mr. MacDonough. The amount of shares for all directors and executive officers as a group also includes 32,412 shares held by the ESOP Trust that have not been allocated to eligible employees as of December 6, 2004, over which the ESOP Committee (consisting of Ms. Carlson and Messrs. Carlstrom, Klugman and Leland) may be deemed to have sole investment power, except in limited circumstances, thereby causing each committee member to be a beneficial owner of such shares. Each of the members of the ESOP Committee disclaims beneficial ownership of such shares and accordingly, such shares are not attributed to the members of the ESOP Committee individually.
            This amount does not include those shares held by Jeffrey B. Leland, nominee to the Board of Directors.

                DISCUSSION OF PROPOSALS RECOMMENDED BY BOARD

                     ___________________________________

                                 PROPOSAL 1

                            ELECTION OF DIRECTORS

                     ___________________________________

GENERAL

      The Nominating Committee has nominated six persons for election as directors at the Annual Meeting. If you elect the nominees, they will hold office for the term set forth opposite their names or until their successors have been elected.

      We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board. If for any reason these nominees prove unable or unwilling to stand for election, the Board will nominate alternates or reduce the size of the Board of Directors to eliminate the vacancy. The Board has no reason to believe that its nominees would prove unable to serve if elected.

NOMINEES AND CONTINUING DIRECTORS


                                                                 Position(s) Held
                                                                 with Westborough
Nominees                     Age(1)      Term Expires           Financial Services         Director Since(2)
-------------------------    ------    ----------------    ----------------------------    -----------------

Edward S. Bilzerian            71          2008                      Director                    1993
Jeffrey B. Leland              39          2007(3)                   Director                    n/a
Paul F. McGrath                58          2008                      Director                    1993
Charlotte C. Spinney           68          2008                      Director                    1991
Phyllis A. Stone               61          2008                      Director                    1999
James E. Tashjian              63          2008                      Director                    1973

Continuing Directors
--------------------

James N. Ball                  42          2006                      Director                    2003
Nelson P. Ball                 73          2007                      Director                    1980
Nancy M. Carlson               58          2007                      Director                    2003
Benjamin H. Colonero, Jr.      56          2007                      Director                    2003
Joseph F. MacDonough           58          2007             President, Chief Executive
                                                               Officer and Director              1982
David E. Carlstrom             70          2006                      Director                    1976
John L. Casagrande             58          2006            Senior Vice President, Chief          1994
                                                           Financial Officer, Clerk and
                                                                     Director
William W. Cotting, Jr.        58          2006                      Director                    1988
Robert A. Klugman              53          2006                      Director                    1991

Retiring Directors(4)
---------------------
Roger B. Leland                75          2007                      Director                    1974

--------------------
<F1>  As of September 30, 2004.

                                        (Footnotes continued on next page.)




<F2>  Includes service as a trustee of Westborough Bank prior to the formation of Westborough Financial Services in 2000.
<F3>  As permitted by the Company's Bylaws, Jeffrey B. Leland is being elected for a two-year term to fill a vacancy created by the retirement of Director Roger B. Leland.
<F4>  Director Roger B. Leland is retiring effective as of the 2005 Annual
      Meeting due to a director age limitation clause under the Company's Bylaws, which provides for mandatory retirement of a director, effective at the Annual Meeting following the director's 75th birthday.

      The principal occupation and business experience of each nominee for election as director and each continuing director are set forth below. Unless otherwise indicated, each of the following persons has held his or her present position for the last five years.

NOMINEES

      Edward S. Bilzerian is retired from Bilzerian Consulting Group, Inc., a privately held company located in Worcester, Massachusetts, specializing in small business turnarounds, where he served as president. Prior to that, he was Vice President of Marketing and Finance at Bay State Abrasive's Division of Dresser Industries. He has been self-employed for over 18 years. Mr. Bilzerian also serves as a member of the Worcester Airport Commission and Chairman of the Worcester Health and Hospital Authority.

      Jeffrey B. Leland has practiced estate administration, elder law and real estate law and other general practices of law at Leland Law Associates, P.C. for 13 years. At the same time, he has also served as an insurance broker selling property and casualty insurance through Leland Insurance Agency, Inc. Both Leland Law Associates, P.C. and Leland Insurance Agency, Inc. are located in Northborough, Massachusetts. Mr. Leland is an officer and director of both of the corporations. He is also the son of Roger B. Leland, a member of the Board of Directors of Westborough Bank. Mr. Leland was recommended to the Nominating Committee by a non-management director.

      Paul F. McGrath is a certified public accountant and has served as President of Mottle McGrath Braney & Flynn, P.C. for over ten years. Mottle McGrath is a certified public accounting firm, located in Worcester, Massachusetts, that provides accounting, tax and business advisory services throughout central New England.

      Charlotte C. Spinney is a retired social studies teacher. Ms. Spinney taught at Westborough High School for 41 years and, during that time, she created the curriculum for the community service component of the school's Sociology course.

      Phyllis A. Stone served as Vice President and Treasurer of Comey Oil Co., Inc., located in Westborough, Massachusetts, for 13 years prior to her retirement in 2001. Ms. Stone served in various other capacities within Comey Oil for over 30 years. Ms. Stone is currently President of Schenker Properties, Inc., a real estate holding company based in Westborough, Massachusetts. She is past Treasurer of the Regatta Point Community Sailing Inc. of Worcester, Massachusetts.

      James E. Tashjian is a partner in the law firm of Tashjian, Simsarian & Wickstrom, located in Worcester, Massachusetts. He has engaged in the general practice of law for over 30 years.

CONTINUING DIRECTORS

      James N. Ball is the sole owner of Secure Futures, Inc., which has operated in Westborough for nearly 20 years (as a sole proprietor prior to 1999). Mr. Ball is a financial services specialist and a member of the National Association of Securities Dealers. Mr. Ball assists individuals and small business owners in a broad range of financial decision-making. Mr. Ball is the son of Nelson P. Ball, also a member of the Board of Directors.

      Nelson P. Ball is the owner of Ball Financial Services, Co., located in Westborough, Massachusetts. He has served as a financial services consultant for over 39 years. Mr. Ball is the father of James N. Ball, also a member of the Board of Directors.

      Nancy M. Carlson is the owner and president of Suburban Staffing, Inc., a full-service staffing firm located in Westborough, Massachusetts since 1968. She purchased the company in 1994 and has grown in size and services to include consulting services, automated data management and conversions. Ms. Carlson is a past president of the Corridor Nine Area Chamber of Commerce where she continues to serve on the Board of Directors. She is a former member of the board of Directors for the Better Business Bureau and is currently a Corporator for the Greater Worcester Community Foundation.

      David E. Carlstrom is the former President of Carlstrom Pressed Metal Company, Inc. and now serves as a consultant to the family owned company. Carlstrom Pressed Metal is a contract manufacturer of metal stamps located in Westborough for 54 years.

      John L. Casagrande has served as the Senior Vice President and Chief Financial Officer of Westborough Bank since 1993 and of Westborough Financial Services since its inception in 2000. He joined Westborough Bank after having been employed as a senior bank officer and certified public accountant for over 15 years at various times by several financial institutions (including mutual and stock institutions) and the accounting firm of Peat Marwick. Mr. Casagrande has been serving as Clerk of Westborough Financial Services since 2001. Mr. Casagrande serves as a director of the Massachusetts Bank Insurance Association, a division of the Massachusetts Bankers Association.

      Benjamin H. Colonero, Jr. has served as chief financial officer and executive director in the healthcare industry for over 20 years. Mr. Colonero is currently the executive director of the Westborough campus of the Salmons Family of Services, which serves the health and social needs of over 400 seniors.

      William W. Cotting, Jr. has been an attorney in private practice for over 20 years. His practice is primarily devoted to tax law, trusts, and real estate. His practice is located in Shrewsbury, Massachusetts.

      Robert A. Klugman, M.D., F.A.C.P. has practiced general medicine in Westborough, Massachusetts for over 20 years. Dr. Klugman is currently an Associate Professor of Clinical Medicine at the University of Massachusetts Medical School as well as Division Chief of Community Internal Medicine at the UMASS/Memorial.

      Joseph F. MacDonough has served as President and Chief Executive Officer of Westborough Bank since 1994 and of Westborough Financial Services since its inception in 2000. He joined Westborough Bank in 1981 and served as Vice President and Treasurer until his appointment as President. Mr. MacDonough serves on the Board of Directors of the Massachusetts Bankers Association.

RETIRING DIRECTORS

      Roger B. Leland has practiced estate, tax and real estate law at Leland Law Associates for over 30 years. During that time, he also served as an insurance broker, selling life and casualty insurance products, through Leland Insurance Agency, Inc. Leland Law Associates and Leland Insurance Agency are located in Northborough, Massachusetts. Mr. Leland is the father of Jeffrey B. Leland who has been nominated to serve as a member of the Board of Directors.

===========================================================================
The Board of Directors unanimously recommends a vote "FOR" all of the nominees for election as directors.
===========================================================================

             INFORMATION ABOUT BOARD OF DIRECTORS AND MANAGEMENT

BOARD OF DIRECTORS

      Westborough Financial Services's Board of Directors currently consists of 15 members. Westborough Financial Services's Articles of Organization provides that the Board shall be divided into three classes. The Board of Directors has nominated six directors for election at the 2005 Annual Meeting.

      The Board of Directors oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board of Directors does not involve itself in the day-to-day operations of Westborough Financial Services. Westborough Financial Services's executive officers and management oversee the day-to-day operations of Westborough Financial Services. Our directors fulfill their duties and responsibilities by attending regular meetings of the Board, which are held on a monthly basis. Our directors also discuss business and other matters with the Chairman, other key executives and our principal external advisers (legal counsel, auditors, financial advisors and other consultants).

      The Board of Directors held 12 regular meetings and no special meetings during the fiscal year ended September 30, 2004. Each incumbent director, with the exception of Edward R. Bilzarian whose absences were excused by the Board, attended at least 75% of the meetings of the Board of Directors, plus meetings of committees on which that particular director served during this period.

CORPORATE GOVERNANCE

      Westborough Financial Services and Westborough Bank are committed to establishing and maintaining high standards of corporate governance. Our executive officers and the Board have worked together to construct a comprehensive set of corporate governance initiatives that we believe will serve the long-term interests of our stockholders and employees. As discussed in more detail below, we believe these initiatives comply fully with the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC adopted thereunder. In addition, we believe our corporate governance initiatives fully comply with the reform proposals made by The Nasdaq Stock Market. The Board will continue to evaluate, and improve upon as appropriate, our corporate governance principles and policies.

CODE OF ETHICS

      The Board has adopted a Code of Ethics and Conflicts of Interest Policy that applies to each of our directors, officers and employees. The Code of Ethics sets forth our policies and expectations on a number of topics, including:

      *     acceptance of gifts;

      * financial responsibility regarding both personal and business affairs, including loans or other transactions with Westborough Bank;

      * personal conduct, including ethical behavior and outside employment and other activities;

      * affiliated transactions, including separate identities and usurpation of corporate opportunities;

      * preservation and accuracy of Westborough Financial Service's and Westborough Bank's records;

      *     compliance with laws, including insider trading compliance;

      * preservation of confidential information relating to our business and that of our clients;

      *     conflicts of interest;

      * the safeguarding and proper use of our assets and institutional property;

      *     code administration and enforcement;

      *     reporting, investigating and resolving of all code violations;
and

      * code-related training, certification of compliance and maintenance of code-related records.

The Audit Committee will review the Code of Ethics on a regular basis, and propose or adopt additions or amendments to the Code of Ethics as appropriate. The Code of Ethics is posted on our website.

CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS

      The Board has adopted a Code of Ethics for Senior Financial Officers that applies to each of our senior financial officers, including our principal executive officer, principal financial officer and principal accounting officer. The Code of Ethics for Senior Financial Officers sets forth our policies and expectations on a number of topics, including:

      * personal conduct, including ethical behavior and personal integrity;

      *     conflicts of interest;

      *     compliance with laws, rules and regulations;

      *     preservation of confidential information;

      *     proper use of corporate assets and opportunities; and

      *     compliance and compliance monitoring.

The Audit Committee will review the Code of Ethics for Senior Financial Officers on a regular basis, and propose or adopt additions or amendments to the Code of Ethics for Senior Financial Officers as appropriate. The Code of Ethics for Senior Financial Officers is posted on our website.

Independent Directors

      The Nasdaq Stock Market's rules include a requirement that a majority of directors of Nasdaq Stock Market-listed companies be "independent." For a director to be "independent" under The Nasdaq Stock Market's rules, the director must not be an officer or employee of Westborough Financial Services, Inc. or any of its subsidiaries, and must not have a relationship that, in the opinion of the Board of

Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Nasdaq Stock Market's rules also expressly provide that the following persons cannot be considered independent:

      * a director who is, or during the past three years was, employed by Westborough Financial Services or by any subsidiary of Westborough Financial Services;

      * a director who accepts or who has a family member who accepts any payments from Westborough Financial Services or any subsidiary of Westborough Financial Services in excess of $60,000 during the current fiscal year or any of the past three fiscal years, other than (a) payments for board service, (b) payments arising solely from investments in Westborough Financial Services' securities, (c) compensation paid to a family member who is a non-executive employee of Westborough Financial Services, (d) benefits under a tax-qualified retirement plan, or non-discretionary compensation or (e) loans to directors and executive officers permitted under Section 13(k) of the Exchange Act;

      * a director who is a family member of an individual who is, or during the past three years was, employed by Westborough Financial Services or by any subsidiary of Westborough Financial Services as an executive officer;

      * a director who is, or has a family member who is, a partner in, or a controlling stockholder or an executive officer of, any organization to which Westborough Financial Services made, or from which Westborough Financial Services received, payments for property or services (other than those arising solely from investments in Westborough Financial Services' securities or payments under non-discretionary charitable contribution matching schemes) that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more, in the current fiscal year or any of the past three fiscal years;

      * a director of Westborough Financial Services who is employed, or has a family member who is employed, as an executive officer of another entity where any of the officers of Westborough Financial Services serve on the compensation committee of such other entity, or if such relationship existed during the past three years; or

      * a director who is, or has a family member who is, a current partner of Westborough Financial Services' outside auditor, or was a partner or employee of Westborough Financial Services' outside auditor, and worked on Westborough Financial Services' audit during the past three years.

      The Board of Directors has determined that all of the Board's current non-management members, a majority of the board, are "independent" directors for the purposes of The Nasdaq Stock Market's rules.

      Consistent with The Nasdaq Stock Market's rules, independent directors meet in regularly scheduled executive sessions without non-independent directors. The independent directors have selected James E. Tashjian to serve as the presiding director at the executive sessions for the 2005 fiscal year. The presiding director will take a lead role in the Board's self-evaluation process.

      The Nasdaq Stock Market's rules, as well as recently adopted SEC rules, impose additional independence requirements for all members of the Audit Committee. The Nasdaq Stock Market's rules add to the "independence" requirement for audit committee membership the requirement that directors
(1) be able to read and understand fundamental financial statements, including Westborough Financial Services' balance sheet, income statement, and cash flow statement, and (2) not have participated in the preparation of the financial statements of Westborough Financial

Services or any of its subsidiaries at any time during the past three years. The Board of Directors believes that the current members of the Audit Committee meet these additional standards for independence. Furthermore, the Securities and Exchange Commission requires that Westborough Financial Services certify that the Audit Committee has, and will continue to have, at least one member as a "financial expert" who has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Board of Directors has determined that Paul F. McGrath meets the definition of an audit committee financial expert.

      In addition, SEC rules for determining whether an audit committee member is "independent" set forth two basic criteria. First, audit committee members would be barred from accepting - directly or indirectly - any consulting, advisory or other compensatory fee from the issuer or an affiliate of the issuer, other than in the member's capacity as a member of the board of directors and any board committee. The SEC indicated that payments for services to law firms, accounting firms, consulting firms, investment banks or similar entities in which audit committee members are partners or hold similar positions are the kinds of compensatory payments that were intended to be precluded. The second basic criterion for determining independence provides that a member of an audit committee of a company may not be an affiliated person of the issuer or any subsidiary of the issuer apart from his or her capacity as a member of the board and any board committee. For this purpose, designees of affiliated persons are also disqualified.

COMMITTEES OF THE BOARD

      The Board of Directors of Westborough Financial Services has established the following committees:

EXECUTIVE        The Executive Committee exercises the powers of the Board
COMMITTEE        of Directors in between Board meetings.

                 Directors Carlstrom, Klugman, Leland, MacDonough, McGrath and Tashjian currently serve as members of the committee. Mr. MacDonough is the Chairman of the Committee. The Executive Committee met 25 times in the 2004 fiscal year.

COMPENSATION     The Compensation Committee provides advice and
COMMITTEE        recommendations to the Board of Directors in the areas of
                 employee salaries and benefit programs.

                 Directors Carlson, Carlstrom, Klugman and Leland currently serve on the committee. Mr. Carlstrom is the Chairman of the Committee. The Compensation Committee met 5 times in the 2004 fiscal year.

LONG RANGE       The Long Range Planning Committee sets long-range goals
PLANNING         and objectives and develops plans for their achievement.
COMMITTEE
                 Directors Carlson, Carlstrom, Klugman, Leland, MacDonough,
                 McGrath, Casagrande and Tashjian currently serve on the committee. Dr. Klugman is the Chairman of the Committee.
                 The Long Range Planning Committee met 7 times in the 2004 fiscal year.

NOMINATING       The Nominating and Corporate Governance Committee (the
AND CORPORATE    "Nominating Committee") reviews and recommends nominees
GOVERNANCE       for election as directors and develops and recommends to
COMMITTEE        the Board of Directors corporate governance guidelines.

                 Directors Carlstrom, Leland and McGrath currently serve on the Nominating Committee. Each of the members is independent as defined by the Nasdaq rules. Mr. McGrath is the Chairman of the Committee. The Board of Directors has adopted a Charter for the Nominating Committee, a copy of which is attached hereto as Appendix A. The Nominating Committee met three times in the 2004 fiscal year.

                 As set forth in Westborough Financial Services's Bylaws, it is the policy of the Nominating Committee to consider director candidate recommended by shareholders. Recommendations for the 2006 annual meeting should be submitted no later than August 29, 2005 to the Nominating Committee in care of the Clerk of Westborough Financial Services, Inc., 100 East Main Street, Westborough, Massachusetts 01581. Each recommendation should include a personal biography of the suggested nominee, an indication of the background or experience that the shareholder believes qualifies the person for consideration, a statement that the person has agreed to serve if nominated and elected, and any other information required under the Company's Bylaws.

                 The Nominating Committee has used an informal process to identify potential candidates for nomination as directors. Candidates for nomination have been recommended by the Long Range Planning Committee, and considered by the Nominating Committee and the Board of Directors. In evaluating candidates for nomination, the Committee will consider the factors it believes to be appropriate, which include the candidate's personal and professional integrity, knowledge of the banking business, business judgment, relevant experience and skills, involvement in community, business and civic affairs, and potential to be an effective director in conjunction with the rest of the Board of Directors in collectively serving the long-term interests of the Company's shareholders. Although the Nominating Committee has the authority to retain a search firm to assist it identify director candidates, there has to date been no need to employ a search firm. The Nominating Committee does not evaluate potential nominees for director differently based on whether they are recommended to the Committee by a security holder, an officer, a director or any other person.

AUDIT            The Audit Committee reviews the annual audit prepared by
COMMITTEE        the independent accountants and recommends the appointment of accountants. The board of directors of Westborough
                 Financial Services has adopted a written charter for the Audit Committee, which is attached hereto as Appendix B.

                 Directors Bilzerian, Colonero, Cotting and McGrath currently serve as members of the committee. Mr. Cotting is the Chairman of the Committee. Mr. McGrath has been determined by the Board of Directors to meet the definition of an "audit committee financial expert" as such term is defined in Section 401(e) of Regulation S-B as promulgated by the U.S. Securities and Exchange Commission. In addition, all members of the Audit Committee are independent directors as defined under The Nasdaq Stock Market listing standards.

                 The Audit Committee met 5 times in the 2004 fiscal year.

AUDIT COMMITTEE REPORT

WESTBOROUGH FINANCIAL SERVICES, INC. AUDIT COMMITTEE REPORT

      The following Audit Committee Report is provided in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC"). Pursuant to such rules and regulations, this report shall not be deemed "soliciting materials," filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of section 18 of the Securities Exchange Act of 1934, as amended.

      The Audit Committee has reviewed and discussed the audited financial statements with management. The committee has also reviewed and discussed with Wolf & Company, P.C., their independent auditors the matters required to be discussed by SAS 61, as may be modified or supplemented.

      The Audit Committee also has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No.1, Independence Discussions with Audit Committee), as may be modified or supplemented, and has discussed with Wolf & Company, P.C. its independence.

      Based on the foregoing discussions, the Audit Committee recommended to the Board of Directors of Westborough Financial Services that the audited financial statements be included in Westborough Financial
Services's Annual Report on Form 10-KSB for the year ended September 30,
2004.

                                       Audit Committee of Westborough

                                       Financial Services, Inc.

                                       William W. Cotting, Jr. (Chairman)
                                       Edward S. Bilzerian
                                       Benjamin H. Colonero, Jr.
                                       Paul F. McGrath

SHAREHOLDER COMMUNICATION WITH THE BOARD OF DIRECTORS AND ATTENDANCE AT ANNUAL MEETINGS

      The Board of Directors maintains a process for shareholders to communicate with the Board and its committees. Shareholders of Westborough Financial Services and other interested persons may communicate with the Board or the Chairperson of the Nominating Committee, Audit Committee or Compensation Committee or Executive Committee by writing to the Clerk of Westborough Financial Services, Inc., 100 East Main Street, Westborough, Massachusetts 01581. All communications that relate to matters that are within the scope of the responsibilities of the Board will be presented to the Board no later than the next regularly scheduled meeting. Communications that relate to matters that are within the responsibility of one of the Board committees will be forwarded to the Chairperson of the appropriate committee. Communications that relate to ordinary business matters that are not within the scope of the Board's responsibilities, such as customer complaints, will be forwarded to the appropriate officer. Solicitations, junk mail and obviously frivolous or inappropriate communications are not forwarded, but will be made available to any director who wishes to review them.

      Directors are expected to prepare themselves for and attend all Board meetings, the Annual Meeting of Shareholders and the meetings of the committees on which they serve, with the understanding that on occasion a director may be unable to attend a meeting. All of our directors attended our 2004 Annual Meeting.

DIRECTORS' COMPENSATION

      Meeting Fees. Currently, each non-employee director of Westborough Bank receives the following fees:

      *     $250 per Board of Directors meeting attended; and

      * $250 per committee meeting attended, with the Chairman of each committee receiving a fee of $275.

      In addition, Directors Carlstrom, Klugman, Leland (Roger), McGrath and Tashjian receive an annual retainer of $5,000 as members of the Executive Committee. Directors Bilzerian, Colonero and Cotting receive an annual retainer of $3,500 as members of the Audit Committee. Directors Ball (James), Ball (Nelson), Carlson, Spinney and Stone receive an annual retainer of $2,500.

      Total directors' meeting and committee fees for fiscal year 2004 were $164,250. We do not compensate our employee-directors for service as directors. Directors are also entitled to the protection of certain indemnification provisions in our Articles of Organization.

      Stock Option Plan and Recognition and Retention Plan. Our directors (except Ball (J.), Carlson and Colonero) are eligible to participate in the Westborough Financial Services, Inc. 2001 Stock Option Plan and the Westborough Financial Services, Inc. 2001 Recognition and Retention Plan. These stock benefit plans are discussed under "- Benefit Plans - 2001 Stock Option Plan" and "- 2001 Recognition and Retention Plan."

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

      Biographical information and the business experience of each non-director executive officer of Westborough Financial Services and Westborough Bank are set forth below.

      In addition to Messrs. Casagrande and MacDonough, Westborough Financial Services and Westborough Bank have the following executive officers:

      Michael D. Allard, age 42, is Vice President of Marketing and Retail Sales of Westborough Bank, a position he has held since 2001. Prior to joining Westborough Bank in 2001, he served as Senior Vice President of Sales, Marketing and Branch Administration at Ipswich Bank, a position he held from 2000 to 2001. Prior to that, from 1996 to 2000, he served as Vice President and Regional Sales and Marketing Coordinator of US Trust Bank. Mr. Allard has over 17 years retail banking experience.

      Vickie A. Bouvier, age 47, currently serves as Senior Vice President and Senior Operations Officer of Westborough Bank. She has worked for Westborough Bank in various capacities since 1976. In 2001, she was named Senior Vice President and Senior Operations Officer. Prior to that, she served as Vice President and Senior Operations Officer.

      Margaret I. Duquette, age 52, has worked for Westborough Bank as its Vice President - Director of Human Resources since 1997. Prior to 1997, she held the position of Director of Human Resources at Bay State Savings Bank in Worcester, Massachusetts where she worked for 19 years.

      Robert K. McCann, age 47, currently serves as the Senior Vice President and Senior Lender of Westborough Bank. Mr. McCann joined Westborough Bank in 1999 as Assistant Vice President, Commercial Lending. Prior to joining Westborough Bank, he worked in a similar capacity at Citizens-Union Savings Bank, located in Massachusetts. Mr. McCann has over 23 years of finance and banking experience.

EXECUTIVE COMPENSATION

      The following table sets forth compensation paid during the fiscal year ended September 30, 2004 to the Chief Executive Officer of Westborough Financial Services and Westborough Bank and to the other most highly compensated executive officers of Westborough Financial Services and Westborough Bank whose salary and bonus for 2004 was at least $100,000. We refer to these individuals as "named executive officers" in this proxy statement. During the most recent year, ownership of split dollar life insurance policies was transferred from individual executives to the Bank resulting in a significant decrease in reported income to the executives.

                         Summary Compensation Table


                                                                                        Long Term Compensation
                                                                           ------------------------------------------------
                                           Annual Compensation                    Awards                    Payouts
                                   ------------------------------------    ---------------------    -----------------------
                                                               Other       Restricted
                                                              Annual          Stock                   LTIP       All Other
   Name and Principal                             Bonus    Compensation      Awards      Options    Payouts    Compensation
       Positions            Year    Salary($)      ($)        ($)(1)           ($)         (#)        ($)         ($)(2)
------------------------    ----    ---------    ------    -----------     ----------    -------    -------    ------------

Joseph F. MacDonough        2004    $216,827          -        -               -           -          -           $23,682
  President and Chief       2003    $209,386     $6,500        -               -           -          -           $98,185
  Executive Officer         2002    $206,259          -        -               -           -          -           $96,769

John L. Casagrande          2004    $120,600     $    -        -               -           -          -           $14,404
  Senior Vice President,    2003    $108,306     $4,000        -               -           -          -           $52,071
  Treasurer and Clerk       2002    $110,276          -        -               -           -          -           $53,636

--------------------
<F1>  Westborough Bank provides Mr. MacDonough with certain non-cash benefits and perquisites, such as the use of an automobile, club membership dues and certain other personal benefits, the aggregate value of which did not exceed the lesser of $50,000 or 10% of the total annual salary and annual bonus reported for him in the Summary Compensation Table.
<F2>  Includes the dollar value of the benefit of the following components:
      (1) premiums paid by Westborough Bank under their split dollar life and group term life insurance arrangements during 2004: Mr. MacDonough, $6,857 and Mr. Casagrande, $3,580; (2) contributions on behalf of Westborough Bank's 401(k) plan during 2004: Mr. MacDonough, $5,919 and Mr. Casagrande, $3,625; (3) allocations of common stock under the ESOP during 2004: Mr. MacDonough, $9,004 and Mr. Casagrande, $7,199; and (4) accruals under the benefit restoration plan for Mr. MacDonough during 2004 were $1,902.

      Employment Agreements. Westborough Financial Services had entered into separate employment agreements with Messrs. MacDonough and Casagrande to secure their services as President and Chief Executive Officer, and Senior Vice President and Treasurer, respectively. The employment agreements provide for an initial term of three years in the case of Mr. MacDonough, and two years in the case of Mr. Casagrande. Commencing on the first anniversary of the effective date of each agreement, and continuing on each anniversary date thereafter, the employment agreements may be extended, after review by the Compensation Committee of the Board of the executive's performance, for an additional one-year period, so that the remaining term will be three years in the case of Mr. MacDonough, and two years in the case of Mr. Casagrande.

      The employment agreements provide for each executive's base salary to be reviewed annually by the Board. Each executive's base salary may be adjusted based on his job performance and the overall performance of Westborough Financial Services and Westborough Bank. In addition to base salary, each employment agreement provides for participation in stock, retirement and welfare benefit plans, and eligibility for fringe benefits applicable to executive personnel. Mr. MacDonough's agreement provides for the reimbursement of his ordinary and necessary business expenses, which specifically include travel and entertainment expenses, expenses related to the use of an automobile, and fees for membership in clubs and organizations that he and Westborough Financial Services agree are for business purposes. Mr. Casagrande's agreement provides for the reimbursement of his ordinary and necessary business expenses, which specifically include certain travel and entertainment expenses.

      Westborough Financial Services may terminate each executive's employment at any time with or without cause, and each executive may resign at any time provided he provides 30 days' prior written notice and fully cooperates in the transition of his duties. In the event an executive's employment is terminated without cause during the term of the employment agreement, the executive will be entitled to severance benefits. These severance benefits include a lump sum payment equal to the present value of the base salary and bonus payments that would have been made to the executive for the remaining term of his employment agreement, assuming the executive would have been awarded a bonus for each year remaining in the agreement term equal to the highest annual bonus paid to him in the preceding three-year period and paid his base salary during the remaining agreement term at the annual rate in effect as of the termination. In addition, the executive would be entitled to continue his participation in the group life, health, dental, accidental death and long-term disability plans sponsored by Westborough Bank for the remaining term of his employment agreement. The same severance benefits would be payable if the executive resigns during the term of the employment agreement following:
(1) failure of the Board to reappoint the executive to the position provided for in his employment agreement; (2) failure of Westborough Financial Services to vest in the executive the duties set forth in the agreement; and (3) Westborough Financial Services's material breach of the agreement. The employment agreements also provide certain uninsured benefits in the event the executive's employment terminates because of death or disability.

      Under his employment agreement, Mr. MacDonough agrees that for the three-year period following his termination of employment, he will not take a position with any competitor that would require him to work within a 50 mile radius of the headquarters of Westborough Financial Services or Westborough Bank. Mr. Casagrande agrees under his employment agreement that for a period of two years following his termination of employment he will not take a position with any competitor that would require him to work within a 30 mile radius of the headquarters of Westborough Financial Services or Westborough Bank.

      Change in Control Provisions. In the event Mr. MacDonough or Mr. Casagrande resigns for any reason or is terminated without cause following a change in control of Westborough Financial Services or Westborough Bank, he will be entitled to certain severance benefits. These severance benefits include a lump sum payment equal to the present value of the base salary and bonus payments that would have been made to the executive for the remaining term of his employment agreement, assuming the executive would have been awarded a bonus for each year remaining in the agreement term equal to the highest annual bonus paid to him in the preceding three-year period and paid his base salary during the remaining agreement term at the annual rate in effect as of the termination. However, in no event will the amount of this lump sum payment be less than 2.99 multiplied by the executive's average annual compensation for the preceding five years. In addition, the executive will be entitled to continue his participation in the group life, health, dental, accidental death and long-term disability plans sponsored by Westborough Bank for the remaining term of his employment agreement. A second-step conversion will not trigger additional benefits or accelerate benefits under the employment agreements or under any other arrangement.

      If Westborough Financial Services or Westborough Bank experiences a change in ownership, a change in effective ownership or control or a change in the ownership of a substantial portion of their assets as contemplated by section 280G of the Internal Revenue Code of 1986 (the "Code"), a portion of any severance payments under the employment agreements might constitute an "excess parachute payment" under current federal tax laws. Any excess parachute payment would be subject to a 20% federal excise tax payable by the executive. Neither Westborough Bank nor Westborough Financial Services could claim a federal income tax deduction for an excess parachute payment. The employment agreements require Westborough Financial Services to indemnify each executive against the financial effects of the excise tax.

BENEFIT PLANS

      Pension Plans. Westborough Bank maintains a tax-qualified pension plan that covers substantially all employees who have attained age 21 and have at least one year of service. The following table shows the estimated aggregate benefits payable under the pension plan upon retirement at age 65 with various years of service and average compensation combinations.


                                       Years of Service
   Average      --------------------------------------------------------------
Compensation       10         15         20         25         30         35
------------    -------    -------    -------    -------    -------    -------

  $100,000      $15,723    $23,584    $31,446    $39,307    $39,307    $39,307
  $120,000      $19,423    $29,134    $38,846    $48,557    $48,557    $48,557
  $125,000      $20,348    $30,522    $40,696    $50,870    $50,870    $50,870
  $140,000      $23,123    $34,684    $46,246    $57,807    $57,807    $57,807
  $150,000      $24,973    $37,459    $49,946    $62,432    $62,432    $62,432
  $160,000      $26,823    $40,234    $53,646    $67,057    $67,057    $67,057
  $175,000      $29,598    $44,397    $59,196    $73,995    $73,995    $73,995
  $200,000      $34,223    $51,334    $68,446    $85,557    $85,557    $85,557
  $300,000      $35,148    $52,722    $70,296    $87,870    $87,870    $87,870
  $400,000      $35,148    $52,722    $70,296    $87,870    $87,870    $87,870

      The benefits shown in the preceding table are annual benefits payable in the form of a single life annuity and are not subject to any deduction for Social Security benefits or other offset amounts. At September 30, 2004, Mr. MacDonough's and Mr. Casagrande's average compensation and estimated years of service were $200,000 and 26.75 years of service and $138,787 and 10.75 years of service, respectively.

      Mr. MacDonough and Mr. Casagrande are entitled to supplemental retirement benefits under an Executive Supplemental Compensation Agreement each has entered into with Westborough Bank. Under each agreement, each executive is entitled to an annual retirement benefit, payable at age 65 in the form of a single life annuity, equal to 70% of his benefit computation base, but reduced by the sum of 2% multiplied by the executive's annual primary Social Security benefit multiplied by his years of service, plus his annual retirement benefit under any tax-qualified defined benefit pension plan, plus the annual annuity payable to the executive under his Split Dollar Agreement. Under the agreements, the executive's benefit computation base is his average annual compensation during the twelve consecutive calendar quarters in which his compensation is the highest.

      Employee Stock Ownership Plan. This plan is a tax-qualified plan that covers substantially all employees of Westborough Bank and Westborough Financial Services who have at least one year of service and have attained age 21.

      The ESOP purchased 44,200 shares of common stock issued by Westborough Financial Services in its mutual holding company reorganization with borrowed funds. This loan is for a term of 15 years and calls for level annual payments of principal and interest. The plan has pledged the shares as collateral for the loan and holds them in a suspense account.

      The plan will release a portion of the pledged shares annually, allocating the shares released each year among the accounts of participants in proportion to their salary for the year. For example, if a participant's base salary for a year represents 1% of the total base salaries of all participants for the year, the plan would allocate to that participant 1% of the shares released for the year. Participants direct the voting of shares allocated to their accounts. Shares in the suspense account will usually be voted in a way that mirrors the votes which participants cast for shares in their individual accounts.

      This plan may purchase additional shares in the future, and may do so using borrowed funds, cash dividends, periodic employer contributions or other cash flow.

      Benefit Restoration Plan. Westborough Financial Services has also adopted a benefit restoration plan for Mr. MacDonough. This plan is designed to provide Mr. MacDonough with the benefits that would otherwise be earned by him as a participant in the 401(k) Plan and the ESOP if such benefits were not limited by certain provisions of the Code. The benefit restoration plan provides for a benefit equal in value to the allocations under the ESOP and the 401(k) Plan that would have been made on Mr. MacDonough's behalf but for these IRS limits, including employer matching contributions that would have been made under the 401(k) Plan if Mr. MacDonough had elected to make pre-tax contributions to the 401(k) Plan up to the maximum percentage of salary permitted under the terms of the plan and the annual IRS limit on pre-tax contributions did not apply.

      Under the benefit restoration plan, a bookkeeping account has been established for Mr. MacDonough that will be credited with a number of "stock units" equal to the number of shares that could not be allocated on his behalf under the ESOP each year because of the IRS limits. The value of this supplemental ESOP bookkeeping account at any time is equal to the number of stock units credited to the account multiplied by the current fair market value per share. A bookkeeping account also has been established for Mr. MacDonough which will be credited each year with an amount equal to the employer matching contributions that could not be allocated to his account under the 401(k) Plan because of the IRS limits. Each year, this supplemental employer matching contribution bookkeeping account will be credited with hypothetical investment earnings as if the amount credited to the account were invested in certain investment funds selected by the Compensation Committee.

      Unless a different time or form of distribution is elected by Mr. MacDonough within the 30-day period following the effective date of the plan, the value of his supplemental employee stock ownership plan and employer matching contribution bookkeeping accounts will be paid to him in one lump sum cash payment as soon as possible following the end of the calendar year in which his employment terminates.

The benefit restoration plan is an unfunded plan, and benefits payable thereunder will be paid from the general assets of Westborough Financial Services.

      Officers' Deferred Compensation Plan. Westborough Financial Services also maintains the Officers' Deferred Compensation Plan of Westborough Financial Services, Inc., a non-qualified plan, in order to offer eligible executives the opportunity to defer the receipt of a portion of their income in a manner that defers the taxation of such income.

      2001 Stock Option Plan. The Westborough Financial Services, Inc. 2001 Stock Option Plan (the "Stock Option Plan") was adopted by our Board of Directors and approved by our shareholders at an annual meeting held on January 25, 2001. Article IX of the Stock Option Plan, which allows for acceleration of vesting upon retirement of the option holder or a change in control of Westborough Financial Services, terms that are defined in the plan, was approved by our shareholders at our 2002 Annual Meeting. No additional options were granted to the named executive officers during the 2004 fiscal year.

      The purpose of the Stock Option Plan is to encourage the retention of key employees and directors by facilitating their purchase of a stock interest in Westborough Financial Services. The Stock Option Plan is not subject to ERISA and is not a tax-qualified plan. Westborough Financial Services has reserved an aggregate of 55,348 shares of common stock for issuance upon the exercise of stock options granted under the plan.

      Awards typically vest and become distributable at the rate of 20% per year, over a five year period, subject to automatic full vesting on the date of the Award holder's death, disability, retirement or upon a change in control of Westborough Financial Services.

      Westborough Financial Services may amend or terminate the Stock Option Plan, in whole or in part, at any time, subject to the requirements of all applicable laws.

      The following table provides the value for "in-the-money" options, which represent the positive spread between the exercise price of any such existing stock options and the closing price per share of the common stock on September 30, 2004, the last trading day of the 2004 fiscal year for Westborough Financial Services, which was $30.15 per share.


                                 2004 Fiscal Year-End Option/SAR Values(1)
------------------------------------------------------------------------------------------------------------
                                                      Number of Securities          Value of Unexercised
                                         Value       Underlying Unexercised             In-the-Money
                           Shares      Realized      Options/SARs at Fiscal        Options/SARs at Fiscal
                          Acquired        on               Year-End                       Year-End
                        on Exercise    Exercise               (#)                           ($)
Name                        (#)           ($)      Exercisable/Unexercisable    Exercisable/Unexercisable(2)
--------------------    -----------    --------    -------------------------    ----------------------------

Joseph F. MacDonough         -             -              5,760/3,840                  114,267/76,178
John L. Casagrande           -             -                900/1,800                   17,854/35,708

--------------------
<F1>  All options were granted on January 25, 2001, and vest at the rate of
      20% per year beginning on January 25, 2002.
<F2>  The closing price per share of common stock on September 30, 2004, the last trading day of the 2004 fiscal year, was $30.15, and all options have an exercise price of $10.312 per share, which equals a spread of $19.838 per share.

      2001 Recognition and Retention Plan. The Westborough Financial Services, Inc. 2001 Recognition and Retention Plan (the "RRP") was adopted by our Board of Directors and approved by our shareholders at an annual meeting held on January 25, 2001. Article X of the RPP, which allows for acceleration of vesting upon retirement or change in control of Westborough Financial Services, terms which are defined in the plan, was approved by our shareholders at our 2002 Annual Meeting.

      Similar to the Stock Option Plan, the RRP functions as a long-term incentive compensation program for eligible officers, employees and directors of Westborough Financial Services and Westborough Bank. The RRP is not subject to ERISA and is not a tax-qualified plan. Westborough Financial Services pays all costs and expenses of administering the RRP. The maximum number of restricted stock awards ("Awards") that may be granted under the RRP is 22,139 shares of common stock. Shares of common stock subject to an Award are held in a trust until the Award vests at which time the shares of common stock attributable to the portion of the Award that have vested are distributed to the Award holder. An Award recipient is entitled to exercise voting rights and receive cash dividends with respect to the shares of common stock subject to his Award, whether or not the underlying shares have vested.

      Awards typically vest and become distributable at the rate of 20% per year, over a five year period, subject to automatic full vesting on the date of the Award holder's death, disability, retirement or upon a change in control of Westborough Financial Services.

      Westborough Financial Services may amend or terminate the RRP, in whole or in part, at any time, subject to the requirements of all applicable laws.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

      In the normal course of business, Westborough Bank makes loans to its Directors, Officers and employees. These loans bear interest and have the same underwriting terms that apply to any non-affiliated borrower. The outstanding principal balance of such loans to Directors and Officers totaled $1.8 million or 6.27% of Westborough Financial Services' total equity at September 30, 2004.

      Westborough Financial Services retains the law firm of Tashjian, Simsarian & Wickstrom. Mr. James E. Tashjian, a director of Westborough Financial Services and Westborough Bank, and a trustee of Westborough Bancorp, MHC, has been a partner of Tashjian, Simsarian & Wickstrom since 1995. The legal fees received by the law firm for professional services rendered to Westborough Bank during the year ended September 30, 2004 did not exceed 5% of the firm's gross revenues.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Westborough Financial Services's directors and executive officers, and persons who own more than 10% of Westborough Financial Services's common stock, to report to the SEC their initial ownership of Westborough Financial Services's common stock and any subsequent changes in that ownership. Specific due dates for these reports have been established by the SEC and Westborough Financial Services is required to disclose in this proxy statement any late filings or failures to file.

      To Westborough Financial Services's knowledge, based solely on its review of the copies of such reports furnished to Westborough Financial Services and written representations that no other reports were required during the fiscal year ended September 30, 2004, all Section 16(a) filing requirements applicable to Westborough Financial Services's executive officers and directors during fiscal year 2004 were met.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

      During the fiscal years ended September 30, 2004 and 2003, Westborough Financial Services retained and paid Wolf & Company, P.C. to provide audit and other services as follows:


                        2004        2003
                        ----        ----

Audit fees(1)         $ 89,600    $ 83,000
Audit related fees           -           -
Tax fees(2)             20,000      19,750
All other fees(3)        8,400           -
                      --------    --------
    Total             $118,000    $102,750
                      ========    ========

--------------------
<F1>  Audit fees consisted of work performed in connection with the audit of the consolidated financial statements as well as work generally only the independent auditors can reasonably be expected to provide, such as quarterly reviews and review of the annual form 10-KSB filings.
<F2>  Tax fees consisted of fees related to the preparation of Westborough
      Financial Services' income tax returns and reviews of income tax provisions.
<F3>  All other fees were paid for a compliance engagement whereby Wolf and
      Company reviewed certain matters concerning Massachusetts mortgage disclosure issues raised as a result of an internal review of documents.

AUDIT COMMITTEE PRE-APPROVAL POLICY

      The Audit Committee, or a designated member of the Audit Committee, shall preapprove all auditing services and permitted non-audit services (including the fees and terms) to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services that are approved by the Audit Committee prior to completion of the audit, provided that: (i) the aggregate amount of all such services provided constitutes no more than five percent of the total amount of revenues paid by the Company to its auditor during the fiscal year in which the services are provided; (ii) such services were not recognized by the Company at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by one or more members of the Audit Committee who are members of the board of directors to whom authority to grant such approvals has been delegated by the Audit Committee.

                           ADDITIONAL INFORMATION

INFORMATION ABOUT SHAREHOLDER PROPOSALS

      Under the proxy solicitation regulations of the SEC, if you wish to submit a proposal to be included in our proxy statement for the 2006 Annual Meeting, we must have received it by August 29, 2005. SEC rules contain standards as to whether shareholder proposals are required to be included in the proxy statement. Any such proposal will be subject to 17 C.F.R. [SECTION] 240.14a-8 of the rules and regulations promulgated by the SEC.

      In addition, under Westborough Financial Services's Bylaws, if you wish to bring other business before an annual meeting (which is not included in the proxy statement for the 2005 Annual Meeting), you must be a shareholder of record and have given timely notice in writing to the Clerk of Westborough Financial Services according to the procedures set forth in our Bylaws.

                                       By Order of the Board of Directors,

                                       /s/ John L. Casagrande

                                       John L. Casagrande
                                       Clerk

Westborough, Massachusetts
December 27, 2004

===========================================================================
To assure that your shares are represented at the Annual Meeting, please complete, sign, date and promptly return the accompanying proxy card in the postage-paid envelope provided.
===========================================================================

                                 APPENDIX A

                 NOMINATING AND CORPORATE GOVERNANCE CHARTER

Purpose
-------

The purpose of the Nominating and Corporate Governance Committee ("Committee") shall be to assist the board in nominating qualified individuals to become board members and in determining the composition of the board of directors and its committees. In addition, the Committee shall assist the Board in monitoring a process to assess board effectiveness and in developing and implementing the company's corporate governance guidelines. The Committee shall be composed of independent directors.

Committee Membership
--------------------

The nominating and corporate governance committee of the board of directors of Westborough Financial Services, Inc. shall consist of a minimum of three directors. Members of the Committee shall be appointed and may be removed by the board of directors. All members of the Committee shall satisfy the proposed Nasdaq Stock Market standards for independence for members of board of directors.

Committee Authorities and Responsibilities
------------------------------------------

In furtherance of this purpose, the Committee shall have the following authority and responsibilities:

A.    Board of Director Nominees and Committees

1. To review and nominate the individuals recommended by the Long Range Planning Committee as director nominees to be presented for shareholder approval at the annual meeting.

2. To review the board of directors' committee structure and to recommend to the board for its approval directors to serve as members of each committee. The Committee shall review and recommend committee slates annually and shall recommend additional committee members to fill vacancies as needed.

3. To develop and recommend to the board of directors for its approval an annual self-evaluation process of the board and its committees. The Committee shall oversee the annual self-evaluations.

4.    To review on an annual basis director compensation and benefits.

B.    Corporate Governance

1. To develop and recommend to the board of directors for its approval a set of corporate governance guidelines. The Committee shall review the guidelines on an annual basis, or more frequently if appropriate, and recommend changes as necessary.

Subcommittees
-------------

The Committee shall have the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate in its sole discretion.

Consultants
-----------

The Committee shall have the authority to retain any search firm engaged to assist in identifying director candidates, and to retain outside counsel and any other advisors as the Committee may deem appropriate in its sole discretion. The Committee shall have sole authority to approve related fees and retention terms.

Board Reports
-------------

The Committee shall report its actions and recommendations to the board after each committee meeting and shall conduct and present to the board an annual performance evaluation of the Committee. The Committee shall review at least annually the adequacy of this charter and recommend any proposed changes to the board for approval.

Reliance on Information
-----------------------

The Committee and each member of the Committee in his or her capacities as such, shall be entitled to rely, in good faith, on information, opinions, reports or statements, or other information prepared or presented to them by (i) officers and other employees of the company, whom such member believes to be reliable and competent in the matters presented, (ii) counsel, public accountants or other persons as to matters which the member believes to be within the professional competence of such person.

                                 APPENDIX B

                           AUDIT COMMITTEE CHARTER

I.    STATEMENT OF POLICY

The primary function of the Audit Committee of the Board of Directors of Westborough Financial Services, Inc. ("Company") is to oversee the accounting and financial reporting processes of the Company and the Westborough Bank ("Bank") and the audits of the financial statements of the Company and the Bank, including the qualifications and independence of the auditors. The Audit Committee will provide assistance to the Company's Board of Directors in fulfilling its responsibilities to the Company's shareholders and the investment community relating to the Company's accounting and reporting practices and the quality and integrity of the Company's financial reports. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication among the Company's Board of Directors, outside auditors, internal auditors (whether contracted or employed by the Company) and senior management.

II.   COMPOSITION OF THE AUDIT COMMITTEE

The Audit Committee shall consist of at least three "independent" Directors of the Company and shall serve at the pleasure of the Board of Directors. An "independent" Director is defined as an individual who (a) is not an officer or salaried employee of the Company, (b) does not have any relationship that, in the opinion of the Board of Directors, would interfere with his or her exercise of independent judgment as an Audit Committee member, (c) meets the Nasdaq Stock Market's definition of independent director, (d) meets the requirements of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and its implementing regulations, and (e) does not own or control 20% or more of the Company (or such lower measurement as may be established by the SEC) Additionally, Audit Committee members should have few or no ties to the Company other than through their duties as Board members. In selecting the members of the Audit Committee, the Board of Directors will take into account the requirements imposed by, and the interpretations of, the applicable federal and state banking regulators.

Each Audit Committee member must be able to read and understand financial statements, including a balance sheet, income statement, and cash flow statement. The Audit Committee, with the assistance of the independent public auditors, shall develop and implement a skill enhancement plan and assess member contribution and performance.

At least one member of the Audit Committee shall be an "audit committee financial expert" as defined by the SEC. The Company must also certify that it has, and will continue to have, at least one member of the Audit Committee, who has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

The members of the Audit Committee shall be designated by the full Board of Directors at each annual meeting of the Board. The Board shall designate one member of the Audit Committee to serve as chairman of the committee.

III.  MEETINGS

The Audit Committee shall meet at least 4 times a year or more frequently as circumstances require. The Audit Committee shall maintain minutes of each meeting of the Audit Committee and shall report the actions of the Audit Committee to the Board of Directors, with such recommendations as the Audit Committee deems appropriate. The Audit Committee should also meet periodically with the internal auditor, the outside auditors and the Company's financial management in separate executive sessions to discuss any matters that the Audit Committee or these groups believe should be discussed privately with the Audit Committee. In addition, the Audit Committee, or at least its chairman, should meet with the outside auditors and financial management quarterly to review the Company's quarterly report on Form 10-QSB before it is filed with the Securities and Exchange Commission and, if possible, before any public announcement of the Company's financial results.

IV.   RESPONSIBILITIES AND DUTIES OF THE AUDIT COMMITTEE

The primary duties and responsibilities of the Audit Committee are to oversee and monitor the Company's financial reporting process and internal control system and review and evaluate the performance of the Company's outside auditors and internal auditing staff. In fulfilling these duties and responsibilities, the Audit Committee shall take the following actions, in addition to performing such functions as may be assigned by law, the Company's charter or bylaws or the Board of Directors:

      1. The Audit Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm employed by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and each such registered public accounting firm must report directly to the Audit Committee. As part of the audit process, the Audit Committee shall meet with the outside auditors to discuss and decide the audit's scope. The Audit Committee shall determine that the outside audit team engaged to perform the external audit consists of competent, experienced, financial institution auditing professionals.

      2. The Audit Committee shall require the outside auditors to submit, on an annual basis, a formal written statement setting forth all relationships between the outside auditors and the Company that may affect the objectivity and independence of the outside auditors, and the Audit Committee shall actively engage in a dialogue with the outside auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditor. The Audit Committee shall take, or recommend that the full Board take, appropriate action to ensure the independence of the outside auditors.

      3. The Audit Committee shall ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

      4. The Audit Committee shall require the outside auditors to advise the Company of any fact or circumstance that might adversely affect the outside auditors' independence or judgment with respect to the Company under applicable auditing standards.

      5. The Audit Committee shall require the outside auditors to advise the Company if it becomes aware that any officer or employee of the Company, or its direct or indirect subsidiaries or affiliates, is related to a partner, employee or other representative of the outside auditors, to the extent that such relationship might adversely affect the Company under applicable auditing standards.

      6. The Audit Committee shall meet with the outside auditors, with no management in attendance, to openly discuss the quality of the Company's accounting principles as applied in its financial reporting, including issues such as (a) the appropriateness, not just the acceptability, of the accounting principles and financial disclosure practices used or proposed to be used by the Company, (b) the clarity of the Company's financial disclosures and (c) the degree of aggressiveness or conservatism that exists in the Company's accounting principles and underlying estimates and other significant decisions made by the Company's management in preparing the financial disclosure and reviews by the outside auditors. The Audit Committee shall then meet among themselves, without operating management or the outside auditors being present, to discuss the information presented to them.

      7. The Audit Committee shall require the outside auditors, in reviewing the Company's financial reporting and in advising the Audit Committee, to take into account the requirements imposed by, and the interpretations of, the applicable federal and state banking regulators.

      8. The Audit Committee shall review and discuss quarterly reports from the independent auditors on:

            * All critical accounting policies and practices to be used;

            * All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

            * Other written material communications between the auditor and management.

      9. The Audit Committee shall meet with the outside auditors and management to review the Company's annual report on Form 10-KSB and discuss any significant adjustments, management judgments and accounting estimates and any significant new accounting policies before such form is filed with the Securities and Exchange Commission.

      10. Upon the completion of the annual audit, the Audit Committee shall review the audit findings, including any comments or recommendations of the outside auditors, with the entire Board of Directors.

      11. The Audit Committee shall meet at least annually with the Company's internal auditor to assure itself that the Company has a strong internal auditing function by reviewing the internal audit program and assessing (grading) risk areas along with a proper control environment that promotes accuracy and efficiency in the Company's operations.

      12. The Audit Committee must assure itself that the internal auditor is free from operational duties, and that the internal auditor reports directly to the Board of Directors or the Audit Committee regarding any audit concerns or problems.

      13. The Audit Committee shall receive from the Company's internal auditor periodic reports, which should include a summary of findings from completed internal audits and a progress report on planned and actual hours spent in each audit area, together with explanations for significant deviations from the original plan.

      14. The Audit Committee shall review the internal audit function of the Company, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the independent auditors.

      15. The Audit Committee shall review and concur in the appointment, replacement, reassignment or dismissal of the Company's internal auditor.

      16. The Audit Committee shall consider and review with management and the internal auditor: (a) significant findings during the year and management's responses thereto, including the status of previous audit recommendations, (b) any difficulties encountered in the course of their audits, including any restrictions on the scope of activities or access to required information, (c) any changes required in the planned scope of the internal audit plan and (d) the internal auditing department budget and staffing.

      17. The Audit Committee shall consider and approve, if appropriate, changes to the Company's auditing and accounting principles and practices, as suggested by the outside auditors, the internal auditor or management, and the Audit Committee shall review with the outside auditors, the internal auditor and management the extent to which such changes have been implemented (to be done at an appropriate amount of time subsequent to the implementation of such changes, as decided by the Audit Committee).

      18. Preapproval of Services - The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms) to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services described below which are approved by the Audit Committee prior to completion of the audit.

            A) Exception: The preapproval requirement set forth above, shall not be applicable with respect to non-audit services if:

                  (i) The aggregate amount of all such services provided constitutes no more than five percent of the total amount of revenues paid by the Company to its auditor during the fiscal year in which the services are provided;

                  (ii) Such services were not recognized by the Company at the time of the engagement to be non-audit services; and

                  (iii) Such services are promptly brought to the attention
                        of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by one or more members of the Audit Committee who are members of the board of directors to whom authority to grant such approvals has been delegated by the Audit Committee.

            B) Delegation - The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant required preapprovals. The decisions of any member to whom authority is delegated to preapprove an activity shall be presented to the full Audit Committee at its next scheduled meeting.

      19. The Audit Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company or the Bank regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

      20. The Audit Committee shall investigate or consider such other matters within the scope of its responsibilities and duties as the Audit Committee may, in its discretion, determine to be advisable, and the Audit Committee shall retain outside counsel, accountants or other advisers for this purpose if, in its judgment, that is appropriate, without the consent of management or the Board, at the Company's expense.

      21. The Audit Committee shall prepare a report for inclusion in the Company's proxy statement describing the discharge of the Audit Committee's responsibilities, as applicable.

      22. Review and approve related party transactions, as required by law.

      23. Coordinate the investigation of conflicts of interest and unethical conduct.

                                                              REVOCABLE PROXY

                    Westborough Financial Services, Inc.

       This proxy is solicited on behalf of the Board of Directors of
                    Westborough Financial Services, Inc.
              for the Annual Meeting of Shareholders to be held
                       on Thursday, January 27, 2005.

      The undersigned shareholder of Westborough Financial Services, Inc. hereby appoints Robert A. Klugman and Benjamin H. Colonero, Jr., or each of them, with full powers of substitution, to attend and act as proxy for the undersigned and to vote all shares of common stock of Westborough Financial Services, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held at the Wyndham Westborough Hotel located at 5400 Computer Drive, Westborough, Massachusetts 01581, on Thursday, January 27, 2005, at 3:00 p.m., local time, and at any adjournment or postponement thereof.

      THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF YOU DO NOT GIVE US ANY DIRECTION, THIS PROXY WILL BE VOTED FOR THE PROPOSAL IN ITEM 1.

                         (Continued on Reverse Side)

     PLEASE COMPLETE, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE
            AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

The Board of Directors recommends a vote "FOR" the proposal in Item 1.

Please mark your vote as indicated in this example.    [X]
I will attend the annual meeting.                      [ ]
(Please mark box if you plan to attend the annual meeting.) (Important: If your shares are not registered in your name, you will need additional documentation to attend the annual meeting.)

1.    Election of five directors for terms of      FOR             WITHHOLD
      three years each and one director        all nominees    for all nominees
      for a term of two years.                  (except as
                                                 otherwise
Nominees: Edward S. Bilzerian,                   indicated)
Jeffrey B. Leland (2007), Paul F. McGrath,          [ ]               [ ]
Charlotte C. Spinney, Phyllis A. Stone and
James E. Tashjian.

Instruction: TO WITHOLD AUTHORITY to vote for any individual nominee, write that nominee's name in the space provided:

_____________________________________________________________________________

                                    The undersigned hereby acknowledges
                                    receipt of the Notice of Annual Meeting
                                    of Shareholders and the proxy statement
                                    for the annual meeting.

                                    (Signature(s)) __________________________

                                    Dated: __________________________________
                                    Please sign exactly as your name appears on this proxy. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate or partnership proxies should be signed by an authorized officer.